Exhibit 10.1

FIRST PULASKI NATIONAL CORPORATION

RESTRICTED STOCK AGREEMENT

       THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is by and between First Pulaski National Corporation, a Tennessee corporation (the "Company"), and ____________ (the "Grantee"). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the First Pulaski National Corporation 2007 Equity Incentive Plan (the "Plan").

       Section 1. Restricted Stock Award. The Grantee is hereby granted the right to receive _____ shares (the "Restricted Stock") of the Company's common stock, $1.00 par value per share (the "Common Stock"), subject to the terms and conditions of this Agreement and the Plan.

       Section 2. Lapse of Restrictions. Subject to Sections 5 and 9 hereof, the restrictions associated with the shares of Restricted Stock granted pursuant to Section 1 hereof shall lapse on the one year anniversary of the date of grant.

       Section 3. Distribution of Restricted Stock. Certificates representing the shares of Restricted Stock that have vested under Section 2 will be distributed to the Grantee as soon as practicable after each Vesting Date.

       Section 4. Voting Rights and Dividends. Prior to the distribution of the Restricted Stock, certificates representing shares of Restricted Stock will be held by the Company (the "Custodian") in the name of the Grantee. The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock. All cash dividends received by the Custodian, if any, with respect to the Restricted Stock will be remitted to the Grantee. Stock dividends issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock. Notwithstanding the foregoing, no voting rights or dividend rights shall inure to the Grantee following the forfeiture of the Restricted Stock pursuant to Section 5.

       Section 5. Termination/Change of Status. In the event that the Grantee's employment by the Company (or any Subsidiary or Affiliate of the Company) terminates for any reason, all shares of Restricted Stock for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited and Grantee shall have no further rights with respect to such shares of Restricted Stock.

       Section 6. No Transfer or Pledge of Restricted Stock. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such shares have lapsed, if at all, on any Vesting Date.

       Section 7. Tax Election. The Grantee may, but is not required to, elect to apply the tax rules of Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the issuance of the Restricted Stock. If the Grantee makes an affirmative election under Section 83(b) of the Code, the Grantee shall deliver a copy of such election to the Company in accordance with the requirements of the Code and the Regulations promulgated thereunder.

       Section 8. Tax Withholding. The Company may withhold from any distribution of Restricted Stock an amount of Common Stock equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, unless the Company agrees to accept a payment of cash (or to withhold from other wages payable to Grantee) in the amount of such withholding taxes.

       Section 9. Change of Control. Upon the occurrence of a Change in Control as defined in the Plan, all Restricted Stock shall be deemed vested and the restrictions under the Plan and the Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Section 6 hereof, shall automatically expire and shall be of no further force or effect.

       Section 10. Stock Subject to Award. The Board shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, the shares of Restricted Stock awarded hereunder in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

       Section 11. Stock Power. Concurrently with the execution of this Agreement, the Grantee shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock. Such stock power shall be in the form attached hereto as Exhibit A.

       Section 12. Legend. Each certificate representing Restricted Stock shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE FIRST PULASKI NATIONAL CORPORATION 2007 EQUITY INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND FIRST PULASKI NATIONAL CORPORATION (THE "COMPANY"). THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

       Section 13. No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

       Section 14. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

       Section 15. Miscellaneous.

              15.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement or the Plan.

              15.2 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

              15.3 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

              15.4 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

              15.5 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

              15.6 Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Stock nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

              15.7 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.

              15.8 Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

[Signature page to follow.]

       IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of _______________, 2___.

                                                                                        FIRST PULASKI NATIONAL CORPORATION

                                                                                        By:_______________________________________
                                                                                        Name:_____________________________________
                                                                                        Title:______________________________________

                                                                                        __________________________________________
                                                                                        Employee

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to First Pulaski National Corporation (the "Company"), _____ shares of the Company's common stock represented by Certificate No. _____. The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Restricted Stock Agreement dated __________ ____, 2___ between the Company and the undersigned.

Dated: _____________________

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